Exhibit 99.1

For immediate release For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4055
                                                      Email: investor@xanser.com



                     XANSER ANNOUNCES THIRD QUARTER RESULTS

                                   Highlights

        o        Net income of $205,000
        o        Pre-tax income of $1.0 million
        o        Earnings per common share of $0.01


DALLAS, TEXAS (November 3, 2004) - Xanser Corporation (NYSE: XNR) today reported results for the quarter ended September 30, 2004. Revenues for the third quarter 2004 were $35.8 million, compared with the prior year third quarter revenues of $37.7 million. The Company's net income for the third quarter was $205,000, compared with $367,000 for the third quarter last year. The Company's pre-tax income for the third quarter 2004 was $1.0 million, compared with $33,000 for the third quarter 2003. Earnings per share were $0.01, compared with $0.01 for the same period last year.

For the nine months ended September 30, 2004, Xanser reported revenues of $103.6 million, compared with $103.2 million for the same period last year. Net income for the nine months was $1.2 million, compared with $930,000 for the nine months of 2003. The Company's pre-tax income for the nine month period was $2.6 million, compared with $328,000 for the same period of 2003. Earnings per share were $0.04, compared with $0.03 for the nine months last year.

"Xanser had a good third quarter. At the bottom line, we show a $205,000 profit, and our real performance is very evident at the pre-tax level where we increased from $33,000 to $1 million. This quarter, we produced a 15 percent increase in revenues from services, which are our primary focus. In our technical services business, Furmanite, we gained a 41 percent improvement in operating income over the same period last year. In our technology services business, Xtria, timing affected the start of two contracts. That work is now underway, as well as significant additional work for the fourth quarter. We expect the year end for Xtria to be very strong, as the fourth quarter will reflect operating income originally anticipated in the third as well as that expected in the fourth. Our business is on track, and we will have an excellent year overall," said John R. Barnes, chairman, president and CEO of Xanser Corporation.


BUSINESS SEGMENT REVIEW

Technical Services - Furmanite

Revenues in the Company's technical services business, Furmanite, were $29.8 million for the third quarter 2004, compared with $25.8 million for the third quarter last year. Furmanite's operating income was $2.6 million for the third quarter, compared with $1.8 million last year. For the nine months ended September 30, 2004, Furmanite revenues were $86.5 million, compared with $73.9 million in the same period last year. Operating income for the nine months of 2004 was $5.8 million, compared with $5.1 million for the nine months last year.

"I'm pleased to report that Furmanite continued to post strong revenue gains - up $4 million in the third quarter over the same quarter last year. Operating income for the quarter approached 9 percent at $2.6 million - which is a 41 percent increase over third quarter 2003 when operating income was 7 percent at $1.8 million," said C. Jeffery Chick, president, Furmanite Worldwide. "We continue to leverage our brand, reputation and global presence to win multi-service, multi-year and multi-region contracts, and expect to deliver strong overall performance for the year."

Furmanite's business is the protection and management of its customers' critical assets, and the company's technical and technological capabilities help to assure that customers' critical assets are on line and performing for maximum profit. 2004 represents 75 years of Furmanite serving as `the' worldwide expert in the field of on-site and on-line plant and pipeline maintenance. Furmanite's single mission and business goal is to maximize asset uptime for customers. Specifically, everything Furmanite does directly relates to keeping an asset on-line, productive and profitable; be it a pipeline, a plant, or personnel. Furmanite ensures asset productivity and profitability for a variety of industries -- chemical and petrochemical, oil and gas, power generation, pulp and paper, pharmaceutical, and national defense. This commitment to excellence, coupled with Furmanite's broad array of services and patented technology, is a critical component to the operation and financial success of some of the world's largest process manufacturers and energy producers and suppliers including Shell, ExxonMobil, Sun Oil, Dominion, Exelon, Cinergy, Entergy and Reliant. Furmanite has more than 40 offices on five continents. Its website is www.furmanite.com

Information Technology Services - Xtria

Revenues in the Company's information technology services business, Xtria, were $6.0 million for the third quarter 2004, compared with $12.0 million for the third quarter last year. Revenues reflect a $6.7 million decrease in equipment sales, which vary quarter to quarter depending upon customer requirements. The company's primary focus is on consistently increasing revenues from services. Xtria's operating loss for the third quarter of 2004 was $(590,000), compared with a loss of $(719,000) for the third quarter last year. For the nine months ended September 30, 2004, Xtria revenues were $17.1 million, compared with $29.3 million in the same period last year. Xtria's operating loss for the nine months of 2004 was $(294,000), compared with a loss of $(1.5 million) for the prior year period.

"Although Xtria experienced a loss in the quarter, we had one of the company's strongest quarters on record for contracts signed," said Ian Littlewood, president, Xtria. "Signings have steadily increased over the year, reaching more than $30 million in new business and renewals signed in the third quarter. This total includes $23 million from the government sector, which typically is strongest in the third quarter, and reflects improvements in the volume of multi-year contracts executed in our Government Solutions group as well as several long-term Managed Services contracts signed by our Healthcare Solutions group. Our investment in sales and marketing capability is beginning to accrue very real benefits, and we expect to end the year with a meaningful contribution to Xanser's profitability."

Xtria is an information technology services provider for the healthcare, financial and insurance, and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems (PACS). In the financial and insurance market, Xtria provides risk management information systems (RMIS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare, risk management, and government markets. Its website is www.xtria.com.


ABOUT XANSER CORPORATION

Xanser Corporation (NYSE: XNR) provides technology-based and technical services worldwide. Headquartered in Dallas, Texas, Xanser's operations consist of an information technology services company, Xtria, and an international technical services firm, Furmanite. Xtria is an information technology services provider for the healthcare, financial and insurance, and government markets through focused offerings of solutions, services and systems. In the healthcare market, Xtria provides managed service solutions for the implementation and management of Picture Archiving Communications Systems (PACS). In the financial and insurance market, Xtria provides risk management information systems (RMIS). For agencies of the federal, state and local government, Xtria provides information technology services. With established intellectual capital and product knowledge, Xtria's market-focused operations have many years of experience and a track record of success in the healthcare, risk management, and government markets. Furmanite, one of the world's largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite's diverse, global customer base includes offshore and land-based drilling operations, pipelines, refineries and power generation facilities, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 40 offices on five continents. For more information, visit www.xanser.com.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                               XANSER CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                        Three Months              Nine Months
                                                     Ended September 30,       Ended September 30,
                                                   ----------------------    ----------------------
                                                      2004         2003         2004         2003
                                                   ---------    ---------    ---------    ---------
Revenues:
        Services                                   $  35,385    $  30,683    $ 101,541    $  89,524
        Products                                         379        7,059        2,043       13,675
                                                   ---------    ---------    ---------    ---------
                        Total revenues                35,764       37,742      103,584      103,199
                                                   ---------    ---------    ---------    ---------

Costs and expenses:
        Operating costs                               32,634       28,776       94,208       84,002
        Cost of products sold                            294        6,831        1,219       12,424
        Depreciation and amortization                    842        1,019        2,612        3,118
        General and administrative                       733          878        2,277        2,502
                                                   ---------    ---------    ---------    ---------
                        Total costs and expenses      34,503       37,504      100,316      102,046
                                                   ---------    ---------    ---------    ---------

Operating income                                       1,261          238        3,268        1,153

Interest and other income, net                            32           58           97          188

Interest expense                                        (266)        (263)        (743)      (1,013)
                                                   ---------    ---------    ---------    ---------
Income before income taxes                             1,027           33        2,622          328

Income tax benefit (expense)                            (822)         334       (1,438)         602
                                                   ---------    ---------    ---------    ---------
Net income                                         $     205    $     367    $   1,184    $     930
                                                   =========    =========    =========    =========


Earnings per common share - Basic and diluted      $    0.01    $    0.01    $    0.04    $    0.03
                                                   =========    =========    =========    =========

                               XANSER CORPORATION
                            SUPPLEMENTAL INFORMATION
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                  Three Months             Nine Months
                                                               Ended September 30,       Ended September 30,
                                                             ----------------------    ----------------------
                                                               2004         2003         2004         2003
                                                             ---------    ---------    ---------    ---------
Net income                                                   $     205    $     367    $   1,184    $     930
Less federal and state income taxes                               --           (914)        --         (2,093)
                                                             ---------    ---------    ---------    ---------
Income (loss) before federal and state income taxes          $     205    $    (547)   $   1,184    $  (1,163)
                                                             =========    =========    =========    =========
Diluted earnings (loss) per share before federal
        and state income taxes                               $    0.01    $   (0.02)   $    0.04    $   (0.04)
                                                             =========    =========    =========    =========
Weighted average diluted shares outstanding                     33,093       33,019       33,122       32,833
                                                             =========    =========    =========    =========
Revenues:
        Technical services                                   $  29,781    $  25,763    $  86,521    $  73,882
        Information technology services                          5,983       11,979 *     17,063       29,317 *
                                                             ---------    ---------    ---------    ---------
                                                             $  35,764    $  37,742    $ 103,584    $ 103,199
                                                             =========    =========    =========    =========
Operating income:
        Technical services                                   $   2,584    $   1,835    $   5,839    $   5,133
        Information technology services                           (590)        (719)        (294)      (1,478)
        General and administrative expenses                       (733)        (878)      (2,277)      (2,502)
                                                             ---------    ---------    ---------    ---------
                                                             $   1,261    $     238    $   3,268    $   1,153
                                                             =========    =========    =========    =========


* Includes $6.5 million and $12.3 million in revenues for the three and nine months ended September 30, 2003, respectively, related to businesses that were closed in the fourth quarter of 2003.